As filed with the Securities and Exchange Commission on April 23, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1009366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 American Road

Morris Plains, New Jersey 07950

Tel: (973) 605-8200 Fax: (973) 605-8282

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cynthia L. Sullivan, President and Chief Executive Officer

Immunomedics, Inc.

300 American Road

Morris Plains, New Jersey 07950

Tel: (973) 605-8200 Fax: (973) 605-8282

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

3.25% Convertible Senior Notes due January 12, 2006	$10,000,000	(2)	100%	$10,000,000	$1,267.00

Common Stock, $0.01 par value (3)	1,642,036	(4)	(5)	(5)	(5)

Common Stock, $0.01 par value (3)(6)	—		—	—	—

Preferred Stock, $0.01 par value (6)	—		—	—	—

Depositary Shares (6)	—		—	—	—

Warrants (6)	—		—	—	—

Total:	$70,000,000		100%	$70,000,000	$8,869.00

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.
(2)	Equals the aggregate principal amount of the notes being registered.
(3)	Each share of common stock includes a right to purchase our Series G Junior Participating Preferred Stock, which initially are attached to and trade with the shares of our common stock being registered hereby. No separate consideration will be received for the rights.
(4)	Represents the number of shares of common stock that are currently issuable upon conversion of the notes, based on the initial conversion price of $6.09 per share (equivalent to 164.2036 shares of common stock for each $1,000 principal amount of the notes). In addition, pursuant to Rule 416 under the Securities Act, the amount to be registered also includes an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends and anti-dilution provisions.
(5)	No additional consideration will be received for the common stock, and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.
(6)	These securities are being registered for delayed shelf offering pursuant to Rule 415 under the Securities Act. Pursuant to Rule 457(o) and General Instruction II.D. of Form S-3 under the Securities Act, the table does not specify by each class information as to the amount to be registered, the proposed maximum aggregate price per unit or the proposed maximum aggregate offering price. There are being registered hereunder such presently indeterminate number of shares of common stock, preferred stock, depository shares and warrants as shall result in an aggregate initial offer price not to exceed $60,000,000. The securities registered hereunder also include such indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, the securities registered hereunder. No separate consideration will be received for any shares of securities so issued upon conversion or exchange. For each class of security, the amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price will be determined from time to time by us in connection with the issuance by us of the securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two separate prospectuses. The first prospectus relates to the resale by our noteholders of up to an aggregate of $10,000,000 of our 3.25% Convertible Senior Notes due January 12, 2006, and the shares of common stock underlying the notes. The notes were issued by us in an offering completed on January 20, 2004, pursuant to which we issued an aggregate of $10,000,000 in principal amount of the notes. The second prospectus relates to a universal shelf offering by us of up to $60,000,000 of our common stock, preferred stock, depository shares or warrants pursuant to Rule 415 under the Securities Act of 1933, as amended. If we offer our securities on a universal shelf basis, they will be offered pursuant to the universal shelf offering prospectus in this Registration Statement as supplemented by a separate prospectus supplement or, if appropriate, pursuant to a post-effective amendment. Any prospectus supplement or post-effective amendment will be filed with the Securities and Exchange Commission.

The resale prospectus for noteholders and the prospectus for the universal shelf offering have some sections that are the same and some sections that are different. In addition, one prospectus may omit some sections that are included in the other prospectus. The following chart is a guide as to the similarities and differences between the two prospectuses:

	Resale Prospectus	Universal Shelf Prospectus
Cover Page	Different	Different

Table of Contents	Different	Different

About this Prospectus	Different	Different

Where You Can Find More Information	Same	Same

Special Note Regarding Forward-looking Statements	Same	Same

Summary—Immunomedics, Inc.	Same	Same

Summary—The Offering	Included	Omitted

Risk Factors	Different	Different

Ratio of Earnings to Fixed Charges	Included	Omitted

Use of Proceeds	Different	Different

The Securities We May Offer	Omitted	Included

Description of the Notes	Included	Omitted

Description of Common Stock	Same	Same

Description of U.S. Tax Consequences	Included	Omitted

Selling Holders	Included	Omitted

Description of Preferred Stock	Omitted	Included

Description of Depositary Shares	Omitted	Included

Description of Warrants	Omitted	Included

Legal Ownership of Securities	Omitted	Included

Plan of Distribution	Different	Different

Legal Matters	Different	Different

Experts	Same	Same

The information contained in this prospectus is not complete and may be changed. The selling holders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling holders are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 23, 2004

PROSPECTUS

$10,000,000

IMMUNOMEDICS, INC.

3.25% CONVERTIBLE SENIOR NOTES DUE JANUARY 12, 2006

AND 1,642,037 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

In January of 2004, we issued and sold $10,000,000 aggregate principal amount of our 3.25% Convertible Senior Notes due January 12, 2006, in a private placement. This prospectus will be used by selling holders to offer and resell the notes and the shares of common stock issuable upon conversion of the notes. We will not receive any proceeds from such resales.

Holders of the notes may convert the notes into shares of our common stock, in multiples of $1,000 principal amount, at any time prior to the maturity date of the notes (unless previously repurchased) at a current conversion rate of 164.2036 shares per $1,000 principal amount of notes converted, which represents an initial conversion price of $6.09 per share. The conversion rate, and thus the conversion price, is subject to adjustment under certain circumstances as described in this prospectus. See “Description of the Notes—Conversion Rate Adjustments.” Upon conversion, a holder will receive stock (valued at the conversion price) for accrued and unpaid interest or additional amounts, if any.

We will pay interest on the notes at a fixed annual rate of 3.25% to be paid semiannually in arrears in cash or common stock (at our election) every January 12 and July 12 of each year, beginning on July 12, 2004. The notes will mature on January 12, 2006, unless earlier converted or repurchased. We may not redeem the notes prior to their maturity.

Upon the occurrence of a “designated event,” as such term is described in this prospectus, including a change of control of our company, holders of the notes may require us to repurchase all or part of their notes at a price equal to 103% of the principal amount of the notes being repurchased plus accrued and unpaid interest and additional interest, if any. See “Description of the Notes—Purchase of Notes at a Holder’s Option Upon a Designated Event.”

The notes are not listed on any securities exchange or included in any automated quotation system, nor are they eligible for trading in the PORTAL Market. Shares of our common stock are quoted on the Nasdaq National Market under the symbol “IMMU.” On April 21, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $4.49 per share.

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE “ RISK FACTORS” BEGINNING ON PAGE 10.

Our principal offices are located at 300 American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

References in this prospectus to “our company,” “we,” “us” or “our” are to Immunomedics, Inc. and our consolidated subsidiaries.

Immunomedics, LeukoScan, CEA-Scan, CEA-Cide, LymphoCide, AFP-Cide, ProstaCide and LeukoCide are trademarks or trade names of our company. PentaCEA is a trademark of our majority-owned subsidiary, IBC Pharmaceuticals, Inc. This prospectus also contains trademarks, trade names and service marks of other companies that are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the actual Registration Statement itself, including its exhibits as well as the information that is incorporated by reference as further described below. You should read both this prospectus together with additional information under the heading “Where You Can Find More Information.”

The selling holders are offering to sell and seeking offers to buy our securities only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

WHERE YOU CAN FIND MORE INFORMATION

Our common stock is publicly held and as a result we are obligated to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public without cost at the SEC’s web site at www.sec.gov. In addition, our common stock has been approved for quotation on the Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, Washington D.C. 20006.

Our web address is http://www.immunomedics.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended, or Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

This prospectus is only part of the Registration Statement that we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all the information contained in the Registration Statement or the exhibits to the Registration Statement. You should refer to the Registration Statement and accompanying exhibits for more information about our company, our business and our business prospects, as well as about our securities.

The rules and regulations promulgated by the SEC allow us to incorporate by reference into this prospectus certain information that we have filed, or in some cases, will file after the date hereof, with the SEC. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. As permitted by these rules, in this prospectus we incorporate by reference the documents listed below:

(a)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2003, as filed with the SEC on September 26, 2003;

(b)	Our definitive Proxy Statement on Schedule 14A, as filed with the SEC on October 24, 2003;

(c)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2003 and December 31, 2003;

(d)	Our Current Reports on Form 8-K filed with the SEC on August 18, 2003, November 12, 2003, November 14, 2003, February 11, 2004, and April 8, 2004;

(e)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 7, 1984, including any amendment or report filed for the purpose of updating such description;

(f)	The description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on March 8, 2002, including any amendment or report filed for the purpose of updating such description; and

(g)	All of our filings pursuant to the Exchange Act after the date of the filing of the original Registration Statement and prior to the effectiveness of the Registration Statement.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing diagnostic and therapeutic products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” included in this prospectus and under the heading “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003, which is incorporated by reference into the Registration Statement of which this prospectus forms a part.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

SUMMARY

This summary highlights information about Immunomedics, Inc. Because this is a summary, it may not contain all the information you should consider before investing in the securities offered hereby. You should read this entire prospectus carefully, including the risk factors listed under “Risk Factors” beginning on page 10 and under the heading “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003.

Immunomedics, Inc.

We are a biopharmaceutical company focused on the development, manufacture and marketing of monoclonal antibody-based products for the detection and treatment of cancer and other serious diseases. We have developed a number of advanced proprietary technologies that allow us to create humanized antibodies that can be used either alone in unlabeled form, or conjugated with radioactive isotopes, chemotherapeutics or toxins, in each case to create highly targeted agents. Using these technologies, we have built a broad pipeline of therapeutic product candidates that utilize several different mechanisms of action. A portfolio of intellectual property that includes 89 issued patents in the United States, and 294 other issued patents worldwide, protects our product candidates and technologies.

In addition to our therapeutic discoveries, our proprietary technologies have also enabled us to develop highly specific diagnostic imaging agents, one of which, CEA-Scan, has been approved in the United States, Canada and the European Union, where it is currently being marketed for the detection of colorectal cancers. Our second diagnostic product, LeukoScan, has been approved in Europe and Australia, where it is currently being marketed for the detection of bone infections. We have five additional diagnostic product candidates in pre-clinical or clinical development.

Therapeutic Product Candidates

We believe that each of our antibodies has therapeutic potential either when administered alone or when conjugated with therapeutic radioisotopes (radiolabeled), chemotherapeutics or other toxins to create unique and potentially more effective treatment options. The attachment of various compounds to the antibodies is intended to allow the delivery of these therapeutic agents to tumor sites with greater precision than conventional radiation therapy or chemotherapeutic approaches. This treatment method is designed to reduce the total exposure of the patient to the therapeutic agents, which ideally minimizes debilitating side effects. We are currently focusing our efforts on unlabeled, or “naked” antibodies, and antibodies conjugated with radioisotopes, such as Yttrium-90, sometimes referred to as Y-90, and Iodine-131, sometimes referred to as I-131. All of our therapeutic product candidates are “humanized” antibodies, which means that the portion of the antibody derived from mouse (murine) DNA sequences is generally less than 10%.

We currently have eight humanized antibody product candidates in clinical development. We also have a number of other product candidates that target other cancers and diseases in various stages of pre-clinical development, although it is too early to assess which of these, if any, will merit further evaluation in clinical trials.

The table below summarizes the status of our current therapeutic product candidates:

Product Candidate	Target	Status
IMMU-103 (unlabeled epratuzumab)	Non-Hodgkin’s Lymphoma	Phase II clinical trials completed; Phase III trials expected in 2004

IMMU-103 (unlabeled epratuzumab)	Autoimmune disease	Phase I clinical trials ongoing

IMMU-102 (epratuzumab-Y-90)	Non-Hodgkin’s B-cell lymphomas	Phase I/II clinical trials ongoing

IMMU-100 (unlabeled labetuzumab)	Colorectal and breast cancer	Phase I clinical trials completed

IMMU-101 (labetuzumab-Y-90)	Colorectal and pancreatic cancer	Phase I/II clinical trials ongoing

IMMU-111 (labetuzumab-I-131)	Metastatic colorectal cancer	Phase II clinical trials completed

Product Candidate	Target	Status
IMMU-105 (alpha-fetoprotein antibody- Y-90)	Liver cancer	Phase I/II clinical trials beginning

IMMU-106 (unlabeled CD20 antibody)	Non-Hodgkin’s lymphoma and autoimmune disease	Phase I/II clinical trials ongoing

IMMU-107 (PAM4 antibody-Y-90)	Pancreatic cancer	Phase I/II clinical trials beginning

IMMU-110 (CD74 antibody)	Multiple myeloma and renal cell carcinoma	Pre-clinical

IMMU-112 (RS7)	Prostate cancer	Pre-clinical

IMMU-113 (MN3)	Myeloid leukemia	Pre-clinical

IMMU-103 and IMMU-102

Our most advanced therapeutic product candidate, IMMU-103, is an unlabeled humanized antibody which targets an antigen, known as the CD22 marker, found on the surface of a certain class of lymphocytes, a type of white blood cell. This antibody also binds to the malignant forms of these cells that comprise non-Hodgkin’s B-cell lymphoma and acute and chronic lymphocytic leukemias. The clinical trials of IMMU-103, which involved more than 340 patients, demonstrated good safety, tolerability and anti-tumor activity.

In December 2000, we entered into a Development and License Agreement with Amgen, Inc., or Amgen, to license IMMU-103 in North America and Australia. Under this agreement, Amgen was responsible for the final clinical development, manufacture and commercialization of IMMU-103 for these markets. Amgen had conducted multiple clinical trials in North America and Australia with IMMU-103 for the treatment of non-Hodgkin’s lymphoma patients. In some of these trials, IMMU-103 was administered in combination with Rituxan®, the first therapeutic antibody approved for treating cancer in the United States, with reported sales in excess of $1.0 billion per year.

On November 11, 2003, we announced that we were engaged in discussions with Amgen regarding return of North American and Australian development rights for epratuzumab, our humanized CD22 monoclonal antibody therapeutic we licensed to Amgen in December 2000. Amgen returned to us all rights for epratuzumab on April 8, 2004. As part of the transaction, we issued to Amgen a five-year warrant to purchase 100,000 shares of our common stock at a price equal to $16.00 per share. Amgen may also be entitled to receive a cash payment from us under certain circumstances. See “—Recent Developments” below.

We have recently also begun the evaluation of IMMU-103 in patients with certain autoimmune diseases.

While the clinical results to date have been encouraging, we are not able to determine when, if ever, epratuzumab will be approved for sale in the United States or anywhere else. Even if it is approved, there can be no assurance that it will be commercially successful or that we will ever receive revenues equal to our financial investment in this product candidate.

We have been evaluating IMMU-102 in a Phase I/II clinical trial being conducted in the United States and Europe. This clinical trial is examining the safety and efficacy of IMMU-102 in patients with indolent or aggressive non-Hodgkin’s lymphoma who have had a relapse of disease following standard chemotherapy. We are encouraged by the results of these trials and we are in the process of expanding these studies.

IMMU-100, IMMU-101 and IMMU-111

We also have in development a solid tumor therapeutic product candidate that targets an antigen known as carcinoembryonic antigen, or CEA. The CEA antigen is abundant at the site of virtually all cancers of the colon and rectum and is associated with many other solid tumors, such as breast and lung cancers. Our humanized CEA antibody (hCEA) is in clinical testing both in unlabeled and radiolabeled forms. The unlabeled form is being tested in a Phase I dose-escalation trial in patients with colorectal or breast cancer. A Phase II trial has been completed in Europe for IMMU-111 (hCEA-I-131) in patients with proven or suspected metastatic colorectal cancer who failed chemotherapy. We believe that the initial results with IMMU-111 are encouraging, which convinced us to design a new trial that uses a more potent radioisotope, Yttrium-90. This Phase I/II trial with IMMU-101 (hCEA-Y-90) is currently ongoing in the United States in patients with advanced colorectal and pancreatic cancers, and is being expanded to investigational sites in Europe.

Other Therapeutic Product Candidates

We have recently begun the clinical evaluation of IMMU-105, a new humanized antibody labeled with Y-90, for the treatment of primary liver cancer. IMMU-105 binds to an antigen known as alpha-fetoprotein (AFP), which is commonly produced by primary liver tumors. We also are commencing clinical trials with IMMU-106 for the treatment of certain autoimmune diseases and non-Hodgkin’s lymphoma, and we have received approval from the Food and Drug Administration, or FDA, to begin clinical trials with IMMU-107 for pancreatic cancer therapy. In addition to these three product candidates, others in pre-clinical development include IMMU-110, which we believe may be an effective treatment for multiple myeloma and renal cell carcinoma, IMMU-112, which we believe may be an effective treatment for prostate cancer, and IMMU-113, which we believe may be an effective treatment for myeloid leukemia.

Diagnostic Imaging Products

Many of our proprietary technologies were originally conceived in the course of our developing improved cancer diagnostics. Today our diagnostic imaging products allow the localization of disease-specific antigens within a patient’s body using an antibody fragment bound to technetium-99m, which can then be visualized using conventional nuclear medicine equipment to reveal the presence, location and approximate size of the disease sites. While we continue to believe that the development of diagnostic imaging products that can complement our therapeutic pipeline will provide us with the means of diagnosing and staging disease, we are considering several options for the continued development of some of our imaging products, including partnering, in order to allow us to better focus on the development of our therapeutic product candidates.

The table below summarizes the status of our diagnostic imaging products and product candidates:

Product Candidate	Target	Status
CEA-Scan	Colorectal cancer	Approved for sale in the United States, Canada and Europe

LeukoScan	Osteomyelitis	Approved for sale in Europe and Australia

LymphoScan	Non-Hodgkin’s B-cell lymphomas	Phase III clinical trials

AFP-Scan	Liver cancer	Phase II clinical trials

ProstaScan	Prostate cancer	Pre-clinical

MelanomaScan	Malignant melanoma	Pre-clinical

MyelomaScan	Multiple myeloma	Pre-clinical

CEA-Scan

The mouse monoclonal anti-CEA antibody fragment in CEA-Scan is the diagnostic counterpart to IMMU-100, our humanized antibody described above. It is directed against CEA, which is an antigen associated with virtually all cancers of the colon and rectum as well as many other cancers. We have received approval from the applicable regulatory agencies in the United States, the European Union, Canada and certain other countries to market and sell CEA-Scan. We are conducting Phase IV clinical trials in the United States to evaluate this product for repeated administration in colorectal cancer patients.

LeukoScan

LeukoScan uses a mouse monoclonal antibody fragment that first targets and then binds to a type of white blood cell known as a granulocyte. These cells are associated with a potentially wide range of infectious and inflammatory diseases. We have received regulatory approval to market and sell LeukoScan for the detection and diagnosis of bone infection (osteomyelitis) in long bones and in diabetic foot ulcer patients in the European Union and Australia. In addition, we have filed an application with the FDA and the comparable regulatory agency in Canada for approval to market LeukoScan for osteomyelitis as well as for acute, atypical appendicitis. The FDA had advised us that our data are not sufficient to support approval for these indications. We are not pursuing approval for this indication in the United States at this time, as we continue to focus our resources on the development of our therapeutic product candidates.

Recent Developments

On April 8, 2004, pursuant to a termination agreement between Amgen and us, Amgen returned to us all rights for epratuzumab, our humanized CD22 monoclonal antibody therapeutic we licensed to Amgen in December 2000, including rights to second generation molecules and conjugates.

As part of the transaction, we issued to Amgen a five-year warrant to purchase 100,000 shares of our common stock at a price equal to $16.00 per share. If epratuzumab is approved for commercialization in the United States for non-Hodgkin’s lymphoma therapy, we will pay to Amgen a final cash payment in the amount of $600,000. There are no other financial obligations between the parties as a result of the termination agreement.

We filed a current report on Form 8-K announcing this information on April 8, 2004. A copy of the warrant we issued to Amgen will be filed as an exhibit to an amendment to the Registration Statement of which this prospectus forms a part or an exhibit to a filing with the SEC under the Exchange Act that will be incorporated by reference into this prospectus.

General Corporate Information

We were incorporated in Delaware in 1982. Our principal offices are located at 300 American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200. In addition to our majority-owned subsidiary, IBC Pharmaceuticals, Inc., we also have two foreign subsidiaries, Immunomedics B.V. in The Netherlands and Immunomedics GmbH in Darmstadt, Germany, to assist us in managing sales and marketing efforts and coordinating clinical trials in Europe. Our web address is www.immunomedics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

The Offering

Issuer	Immunomedics, Inc., a Delaware corporation.

Notes Offered	$10.0 million aggregate principal amount of 3.25% convertible senior notes due January 12, 2006.

Issue Price	The notes were issued at a price of 100.5% of their principal amount, which is $1,050 per note.

Maturity Date	January 12, 2006, unless earlier converted by the holder or repurchased by us at the holder’s option upon a designated event.

Ranking

The notes are our general unsecured obligations, ranking on parity in right of payment with all our existing and future unsecured senior indebtedness, and senior in right of payment with all our future subordinated indebtedness. The notes are effectively subordinated to any of our secured senior indebtedness, including our debt to the New Jersey Economic Development Authority, to the extent of the assets securing such indebtedness and to the claims of all creditors of our subsidiaries.

Interest

The notes bear interest at a fixed annual rate of 3.25% to be paid semiannually in arrears in cash or stock (at our election) every January 12 and July 12 of each year, beginning on July 12, 2004. Interest will be computed semi-annually on the basis of a 360-day year comprised of twelve 30-day months.

Conversion Rights

Holders may convert the notes at any time prior to maturity. The notes will have an initial conversion rate of 164.2036 shares of common stock per $1,000 principal amount of notes converted, which represents an initial conversion price of $6.09 per share. The conversion rate, and thus the conversion price, are subject to adjustment under certain circumstances. See “Description of the

Notes—Conversion Rate Adjustments.” Upon conversion, a holder will receive common stock (valued at the conversion price) for any accrued and unpaid interest or additional amounts, if any.

Sinking Fund	None.

Optional Redemption by Us	None.

Designated Events;

Redemption of Notes at

Holder’s Option

Upon the occurrence of a designated event, as described in this prospectus, including a change of control of our company, holders of the notes may require us to repurchase all or part of their notes at a price equal to 103% of the principal amount of the notes being repurchased plus accrued and unpaid interest and additional interest, if any, payable in cash. See “Description of the Notes—Purchase of Notes at a Holder’s Option Upon a Designated Event.”

Dilution Protection

Adjustments may be made to the conversion rate and conversion price of the notes upon the occurrence of any dilutive event, including, but not limited to, stock splits, subscription rights, cash dividends and spin-offs.

Registration Rights

If the Registration Statement of which this prospectus forms a part is not declared effective by July 19, 2004, or if we fail to keep available the Registration Statement for purposes of effecting registered resales of the notes and common stock issuable upon conversion of the notes for specified time periods, liquidated damages will be payable on the notes. See “Description of the Notes—Registration Rights.”

Absence of a Public Market

The notes are new securities and there is currently no established market for the notes. We cannot assure holders that any active or liquid market will develop for the notes. The notes will not be eligible for trading on the PORTAL market.

Use of Proceeds	We will not receive any proceeds from the sale by any selling holder of the notes or the shares of common stock issued upon any conversion of the notes. See “Use of Proceeds.”

Lock-up Agreements

We have agreed not to offer or sell any shares of common stock or debt securities for a period of 90 days from the date of the notes offering without the prior written consent of the current holder of the notes. In addition, we have agreed that we will not purchase any shares of common stock during a period of 90 days from date of the notes offering without the prior written consent of the current holder of the notes.

RISK FACTORS

Investing in our securities is very risky. Before making an investment decision, you should carefully consider the following risk factors, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement, including, without limitation, the factors listed under the heading “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should be able to bear a complete loss of your investment. See “Special Note Regarding Forward-Looking Statements.”

Risks Relating to Our Business and Operations

We have a long history of operating losses that are likely to be substantial over the next several years.

From our inception in 1982 until December 31, 2003, we had an accumulated deficit of approximately $135.9 million and have never earned a profit in any fiscal year. In the absence of increased revenues from the sale of current or future products and licensing activities (the amount, timing, nature or source of which cannot be predicted), our losses will continue as we continue to conduct our research and development activities. These activities are budgeted to expand over time and will require further resources if we are to be successful. As a result, our operating losses are likely to be substantial over the next several years.

Although the development rights to epratuzumab, our leading product candidate, have been returned to us, there can be no assurance that epratuzumab will be approved for sale in the United States or that, if approved, it will be commercially successful.

On November 11, 2003, we announced that we were engaged in discussions with Amgen regarding return of North American and Australian development rights for epratuzumab, our humanized monoclonal antibody therapeutic candidate that we licensed to Amgen in December 2000. Although Amgen returned to us all rights relating to epratuzumab on April 8, 2004, we are not able to determine when, if ever, epratuzumab will be approved for sale in the United States or anywhere else. Moreover, even if epratuzumab is approved, there can be no assurance that it will be commercially successful or that we will ever receive revenues equal to our financial investment in this product candidate.

Additional Risks Related to Our Business, Industry and an Investment in our Securities

Please carefully consider the risk factors described in our periodic reports filed with the SEC, including in the section entitled “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003, which is incorporated by reference in this prospectus.

Risks Related to Our Outstanding Convertible Senior Notes

We are not currently generating sufficient cash flow to pay interest on our outstanding Convertible Senior Notes.

On January 20, 2004, we completed a $10.0 million financing of Convertible Senior Notes, which are due on January 12, 2006. The notes bear interest at a fixed annual rate of 3.25% to be paid semiannually in arrears in cash or stock at our option. A holder of notes may convert the notes at any time prior to the maturity date into shares of our common stock at a conversion price of $6.09 per share. The holders have a six-month option to purchase up to an additional $3.0 million of notes. Currently, we are not generating sufficient cash flow to satisfy the semiannual debt service payments that will be required as a result of the consummation of the sale of the notes. This may require us to use a portion of the proceeds from the sale of the notes to pay interest on the notes or borrow additional funds or issue additional equity to meet our debt service obligations. If we are unable to satisfy our debt service requirements, substantial liquidity problems could result, which would negatively impact our future prospects.

We increased our outstanding indebtedness by issuing the notes, which may increase our costs and make it more difficult to obtain additional financing.

As of March 31, 2004, we had approximately $15.4 million in long-term debt, including $10.0 million from the sale of the notes. Our indebtedness will impact us by:

•	making it more difficult for us to make payments on the notes;

•	significantly increasing our interest expense and related debt service costs;

•	making it more difficult to obtain additional financing for working capital, capital expenditures, debt service requirements or other purposes; and

•	constraining our ability to react quickly in an unfavorable economic climate.

The notes are subordinated to certain existing secured debt and rank equal or senior to future debt.

The notes are senior, unsecured debt and rank equally with our existing and future senior unsecured debt. The notes are subordinate to our secured indebtedness relating to our bond financing with the New Jersey Economic Development Authority. As of March 31, 2004, our indebtedness in connection with the New Jersey Economic Development Authority was approximately $5.4 million and we had no senior unsecured debt other than the notes. We have contractually agreed in the indenture not to incur any future indebtedness that ranks senior to the notes. We have also contractually agreed in the indenture not to incur any future indebtedness greater then $10,000,000 which has a maturity date on or prior to January 12, 2007 and which ranks equally with the notes.

In the event of our insolvency, funds derived from the liquidation of the collateral security will be used to pay the holders of our senior secured debt in full. As a result, we may not have remaining funds sufficient to fully pay our senior unsecured debt, our unsecured trade debt and any subordinate debt. In addition, the holders of our senior secured indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the notes.

Our ability to repurchase notes, if required, may be limited.

In certain circumstances involving a change of control, each holder of notes may require us to repurchase some or all of the holder’s notes. We may not have sufficient financial resources at such time and we may not be able to arrange financing to pay the repurchase price of the notes. Our ability to repurchase the notes in such event may be limited by law, the indenture, by the terms of other agreements relating to our senior debt and as such indebtedness and agreements may be entered into, replaced, supplemented or amended from time to time. We may be required to refinance our senior debt in order to make such payments.

DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES

(in thousands)

The following table sets forth our historical deficiency of earnings available to cover fixed charges for each of our five most recent fiscal years ended June 30, 2003, the six-months ended December 31, 2003, and our pro forma deficiency of earnings available to cover ratio of earnings to fixed charges for the six-months ended December 31, 2003. The “pro forma” information for the six-months ended December 31, 2003, reflects our issuance of $10,000,000 of 3.25% Convertible Senior Notes due January 12, 2006.

	Pro Forma Six-Months Ended December 31,	Six-Months Ended December 31,	Year ended June 30
	2003	2003	2003	2002	2001	2000	1999
Deficiency of earnings available to cover fixed charges(1)(2)	$(10,414)	$(10,414)	$(8,642)	$(4,952)	$(5,554)	$(9,636)	$(11,279)

(1)	Earnings were inadequate to cover fixed charges. We need additional earnings, as indicated by the deficiency of earnings available to cover fixed charges for each of the periods presented above, to achieve a ratio of earnings to fixed charges of 1.0x.
(2)	The deficiency of earnings available to cover fixed charges is computed by subtracting fixed charges from earnings before income taxes and minority interest plus fixed charges. Fixed charges consists of interest expense, estimated interest within rental expense and preferred stock dividends.

USE OF PROCEEDS

We will not receive any proceeds from the sale by any selling holder of the notes or the shares of common stock issued upon any conversion of the notes.

DESCRIPTION OF THE NOTES

The notes were issued under an indenture between us and The Bank of New York, as trustee, dated January 20, 2004. Copies of the indenture, note, registration rights agreement and purchase agreement are filed with the SEC as exhibits to the Registration Statement of which this prospectus forms a part.

The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define your rights as holders of these notes.

For purposes of this section of the prospectus, “Immunomedics,” “we,” “our” and “us” each refers only to Immunomedics and not to any existing or future subsidiary.

General

The notes are obligations of Immunomedics and are convertible into our common stock as described under “Conversion Rights” below. The notes were issued in an aggregate principal amount of $10,000,000 and will mature on January 12, 2006. The holders of the notes have an option to purchase an additional $3,000,000 principal amount of notes having the same terms as the initial notes, including, without limitation, the same conversion price, on or before July 12, 2004.

The notes bear interest at the rate of 3.25% per year from the date of issuance. Interest is payable semi-annually in cash or stock (at our election) on July 12 and January 12 of each year, commencing July 12, 2004, to holders of record at the close of business on the preceding June 1 and December 1, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, or purchase of the notes by us at the option of a holder, interest will cease to accrue on the note in accordance with the terms and conditions of the indenture.

The notes are our general unsecured obligations, ranking on parity in right of payment with all our existing and future unsecured senior indebtedness, and senior in right of payment with all our future subordinated indebtedness. The notes are effectively subordinated to any of our secured senior indebtedness to the extent of the assets securing such indebtedness and to the claims of all creditors of our subsidiaries.

The notes are new securities and there is currently no established market for the notes. We cannot assure holders that any active or liquid market will develop for the notes. We intend to use the net proceeds of the notes for working capital and other general corporate purposes.

Payment at Maturity

Each holder of notes shall be entitled to principal and any accrued and unpaid interest and additional interest to, but not including, the maturity date. The notes will be payable at the office of the indenture trustee, the Bank of New York, which initially will be the principal corporate trust office of the trustee currently located at 101 Barclay Street, Fl. 8W, New York, New York 10286.

Interest

The notes bear interest at a rate of 3.25% per year from January 12, 2004. We will pay interest semi-annually, in arrears, on July 12 and January 12 of each year, beginning on July 12, 2004, to the holders of record on the preceding June 1 and December 1, respectively. We may elect to pay interest in shares of our registered or unregistered common stock.

Interest generally will be computed on the basis of a 360-day year comprising twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.

Conversion Rights

General

A holder will have the right, at its option, to convert its outstanding notes, or a portion of its notes, into shares of our common stock at any time prior to maturity at a conversion rate of 164.2036 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $6.09 per share). A holder may convert only in denominations of $1,000 principal amount and whole multiples thereof. The conversion price is subject to adjustment as described below.

Conversion Rate Adjustments

We will adjust the conversion rate if any of the following events occur:

(1) we issue to all holders of our common stock shares of our common stock as a dividend or distribution on our common stock;

(2) we subdivide or combine our outstanding shares of common stock;

(3) we issue to all or substantially all holders of our common stock certain rights or warrants entitling them for a period of 60 calendar days or less to subscribe for or purchase our common stock, or securities convertible into or exchangeable or exercisable for our common stock, at a price per share, or a conversion, exchange or exercise price per share, less than the sale price on the business day immediately preceding the announcement of such issuance, provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

(4) we distribute to all or substantially all holders of our common stock shares of our capital stock, evidences of our indebtedness or other non-cash assets or rights or warrants, but excluding:

•	dividends or distributions listed in clause (1) above;

•	rights or warrants listed in clause (3) above;

•	dividends and distributions in connection with a reclassification, consolidation, merger, binding share exchange, sale or conveyance resulting in a change in the conversion consideration pursuant to the second succeeding paragraph; and

•	dividends or distributions paid exclusively in cash as referred to in clause (5) below;

(5) we make any cash distribution to all or substantially all holders of our common stock, including any quarterly cash dividends; and

(6) we or one of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer for our common stock.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger or binding share exchange involving us; or

•	a sale or conveyance to another person of all or substantially all of the properties and assets of Immunomedics,

in which holders of our outstanding common stock would be entitled to receive capital stock, other securities, other property, assets or cash for their common stock, upon conversion of a holder’s notes, such holder will generally be entitled to receive the same types (and in the same proportions) of consideration which such holder would have been entitled to receive if such holder had converted the notes into our common stock immediately prior to any of these events.

To the extent permitted by law, we may, from time to time, increase the conversion rate for a period of at least 20 calendar days if our board of directors determines that such an increase would be in our best interest. Any such determination by our board of directors will be conclusive. We may also increase the conversion rate if our board of directors deems it advisable to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of common stock or similar event. We are required to give at least 15 calendar days’ prior notice to the holders of the notes of any such increase in the conversion rate.

Subordination

The notes are unsecured obligations and are subordinated in right of payment, as provided in the indenture, to the prior payment in full of all of our existing and future senior debt.

The indebtedness of Immunomedics arising under or in connection with the indenture and every outstanding security issued under the indenture from time to time constitutes and shall constitute a senior unsecured general obligation of Immunomedics, ranking equally with other existing and future senior unsecured indebtedness of Immunomedics and ranking senior in right of payment to any future indebtedness of Immunomedics that is expressly made subordinate to the securities by the terms of such indebtedness; provided, however, that the indebtedness of Immunomedics arising under or in connection with the indenture and every outstanding security issued under this indenture from time to time shall be subordinate to the those certain bonds issued in connection with our bond financing with the New Jersey Economic Development Authority which as of December 31, 2003, had an outstanding principal amount of $5,738,000.

The indenture prohibits us or any of our subsidiaries from incurring any indebtedness in an aggregate amount greater than $10,000,000 which has a maturity date at or prior to January 11, 2007 and which ranks equally with our indebtedness with respect to the notes.

Purchase of Notes at a Holder’s Option Upon a Designated Event

If a designated event (as defined below) occurs, a holder will have the right to require us to purchase for cash all of its notes or any portion that is equal to $1,000 or a multiple of $1,000, at a purchase price equal to 103% of the principal amount plus any accrued but unpaid interest to, but not including, the purchase date.

A “designated event” will be deemed to have occurred at such time after the original issuance of the notes when any of the following occurs:

(1) a person or group becomes a beneficial owner of more than 50% of our outstanding voting stock;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election to our board of directors or whose nomination for election by our stockholders, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office;

(3) we consolidate with or merge with or into another company or convey, transfer, sell or otherwise dispose of or lease all or substantially all of our assets to another company, or any corporation consolidates with or merges into or with us, in any such event pursuant to a transaction in which our outstanding voting stock is changed into or exchanged for cash, securities or other property other than any such transaction where our outstanding voting stock is not changed or exchanged at all or where our outstanding voting stock is changed or exchanged for cash, securities and other property (other than an equity interest in the surviving corporation) and our stockholders own more than 50% of the surviving corporation following the transaction;

(4) we or certain of our subsidiaries, under certain circumstances as set forth in the indenture, are liquidated or dissolved or adopt a plan of liquidation or dissolution; or

(5) our common stock ceases to be quoted on the Nasdaq National Market or listed on a national securities exchange or traded on an established automated over-the-counter trading market in the United States.

Consolidation, Merger and Sale of Substantial Assets

The indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons, unless:

(1) either (a) Immunomedics shall be the continuing corporation or (b) the person (if other than Immunomedics) formed by such consolidation or into which we are merged or the person that acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our properties and assets (the “surviving entity”) shall be a corporation, a limited liability company, limited partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (even if a subsidiary of a foreign entity) and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee and a supplemental agreement, all of our obligations under the notes, the indenture and the registration rights agreement;

(2) immediately before and immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

(3) if a supplemental indenture is to be executed, we shall have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been satisfied.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the continuing corporation, the successor person formed or remaining shall succeed to, and be substituted for, and may exercise every of our rights and powers and we shall be discharged from our obligations under the notes, the indenture and the registration rights agreement.

This covenant includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of our properties and assets. There is no precise, established definition of the phrase “substantially all” under New York law, which governs the indenture and the notes, or under the laws of Delaware, our state of incorporation. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the properties and assets of Immunomedics may be uncertain.

Events of Default

Each of the following constitutes an event of default under the indenture:

(1) we default in the payment of the principal amount of a note when it becomes due and payable, whether at its maturity or by declaration of acceleration;

(2) we default in the payment of any accrued and unpaid interest on any security (inclusive of any additional interest) in each case, when due and payable, and such default continues for a period of 30 days;

(3) we fail to convert any portion of the principal amount of any note following the exercise by a holder of the right to convert the note into common stock pursuant to and in accordance with the indenture;

(4) we default in our obligation to purchase any security, or any portion thereof, upon the exercise by a holder of his right to require us to purchase such securities pursuant to and in accordance with the indenture;

(5) we default in our obligation to provide notice in the event of a designated event in accordance with the indenture;

(6) we default in the performance, or breach, of any covenant or agreement under the indenture (other than those described in the preceding clauses 1-5) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail;

(7) we default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our (or our subsidiaries’), indebtedness as set forth in the indenture;

(8) we (or any of our subsidiaries) fail to pay final judgments not covered by insurance aggregating in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 calendar days; or

(9) we, or in certain circumstances, as set forth in the indenture, one of our subsidiaries, goes into bankruptcy, insolvency or reorganization, and involuntary proceedings remain unstayed for 60 days.

If an event of default other than that specified in clause (9) above occurs and is continuing, then the principal of all the notes may be declared due and payable in the manner and with the effect provided in the indenture. If an event of default occurs pursuant to clause (9) above, the principal of all notes shall become due and payable immediately without any declaration or other act on the part of the trustee or any holder, all as and to the extent provided in the indenture.

We are required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture. In addition, we are required to file with the trustee a written notice of the occurrence of any default or event of default within five business days of our becoming aware of the occurrence of any default or event of default.

Modification and Waiver

Modification Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the notes) may not be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change (in addition to the written consent or the affirmative vote of the holders of a majority in aggregate principal amount of the notes at the time outstanding) to:

(1) change the maturity of any note or the payment date of any installment of interest or additional interest, if any, payable on any notes;

(2) reduce the principal amount or repurchase price of, or interest or additional interest, if any, on, any note;

(3) change the currency of payment of principal or repurchase price of, or interest or additional interest, if any, on, any note;

(4) impair or adversely affect the manner of calculation or rate of accrual of interest or additional interest, if any, on any note;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any note;

(6) impair or adversely affect the conversion rights or repurchase rights of any holders of notes;

(7) impair or adversely affect the right of a holder of notes to require us to purchase the note upon the occurrence of a designated event;

(8) reduce the percentage in aggregate principal amount of notes outstanding required to modify or amend the indenture; or

(9) reduce the percentage in aggregate principal amount of notes outstanding required to waive past defaults.

Modifications Requiring Majority Approval

The indenture (including the terms and conditions of the notes) may be modified or amended in any manner other than those requiring unanimous consent as described above, upon the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the notes at the time outstanding.

Modifications Requiring No Approval

The indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee without the consent of the holder of any note to:

(1) add to our covenants for the benefit of the holders of notes;

(2) surrender any right or power conferred upon us;

(3) provide for conversion rights of holders of notes in the event of any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets;

(4) provide for the assumption of our obligations to the holders of notes in the event of a merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our assets;

(5) increase the conversion rate; provided, that the increase will not adversely affect the interests of the holders of notes;

(6) comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7) make any changes or modifications necessary in connection with the registration of the notes under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of notes in any material respect;

(8) cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture or make any other provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and is not inconsistent with provisions of the indenture; provided, that such modification or amendment does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of notes in any material respect;

(9) evidence and accept the appointment of a new trustee; and

(10) add or modify any other provisions with respect to matters or questions arising under the indenture that we and the trustee may deem necessary or desirable and that will not adversely affect the interests of the holders of notes.

The consent of the holders of notes is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Waivers

The consent of the holders of a majority in aggregate principal amount may waive an event of default except for certain waivers which require the unanimous consent of all holders.

Registration Rights

Some of the registration rights provided for the benefit of the holders of the notes in the registration rights agreement are summarized below. We have agreed, at our expense, to:

•	use our reasonable best efforts to cause the shelf registration statement of which this prospectus forms a part to be declared effective by the SEC as promptly as is practicable, but in no event later than 180 calendar days after the first date of original issuance of the notes (i.e., July 19, 2004); and

•	use our reasonable best efforts to keep the shelf registration statement effective until the earliest of:

•	two years after the last date of original issuance of any of the notes;

•	the date on which the holders of the notes and common stock issuable upon conversion of the notes are able to sell all such securities immediately without restriction in accordance with the volume limitation provisions of Rule 144(e) under the Securities Act;

•	the date when all of the notes and common stock issuable upon conversion of the notes of those holders that complete and deliver the selling security holder election and questionnaire described below are registered under the shelf registration statement and disposed of in accordance with such shelf registration statement; or

•	the date when all of the notes and common stock issuable upon conversion of the notes have ceased to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

We also agreed to:

•	provide to each holder for whom a shelf registration statement was filed copies of the prospectus that is a part of such shelf registration statement;

•	notify each such holder when a shelf registration statement has become effective by means of a public announcement in a newspaper of general circulation, and in writing to any holders who request such notification; and

•	take certain other actions as are required to permit unrestricted resales of the notes and common stock issuable upon conversion of the notes.

Each holder who sells securities pursuant to the shelf registration statement generally will be:

•	required to be named as a selling holder in the related prospectus;

•	required to deliver a prospectus to the purchaser;

•	subject to certain of the civil liability provisions under the Securities Act in connection with the holder’s sales; and

•	bound by the provisions of the registration rights agreement that are applicable to the holder (including certain indemnification rights and obligations).

We may suspend the holders’ use of the prospectus for a period not to exceed 45 calendar days in any 90 calendar day period, and not to exceed an aggregate of 90 calendar days in any 360 calendar day period, if:

•	the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

•	we determine in good faith that the disclosure of this material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.

If the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, we may extend the suspension period, for an additional period from 30 to 60 calendar days, provided that the suspension period, including all extensions does not exceed 120 calendar days in any 360 calendar day period.

Prior to the resale of notes or common stock issued upon conversion of the notes, each selling security holder will be required to deliver to the trustee and us a notice of such sale in a form which can be obtained from us upon request. The notice will, among other things:

•	identify the sale as a transfer pursuant to the shelf registration statement;

•	certify that the prospectus delivery requirements, if any, of the Securities Act have been complied with; and

•	certify that the selling holder and the aggregate principal amount of the notes and/or number of shares of our common stock owned by such holder are identified in the related prospectus in accordance with the applicable rules and regulations under the Securities Act.

If a registration default occurs, we will be required to pay additional interest at the rate of 6% per annum in cash until such time that such default is cured. A registration default shall include the following:

•	the shelf registration statement is not filed with the SEC on or prior to 90 calendar days after the first date of original issuance of the notes;

•	the shelf registration statement has not been declared effective by the SEC on or prior to 180 calendar days after the first date of original issuance of the notes;

•	the shelf registration statement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of notes and common stock issuable upon conversion of the notes and we do not cause the shelf registration statement to become effective or usable within five business days by filing a post-effective amendment, prospectus supplement or report pursuant to the Exchange Act;

•	if applicable, we do not terminate any suspension period and extensions within the maximum periods of time described above; or

•	subsequent to the effectiveness of the initial registration statement, we shall fail to comply with our obligation to name in the prospectus, as a selling holder, a holder of notes and common stock issuable upon conversion of the notes who has returned a completed and signed election and questionnaire.

If a holder converts some or all of its notes into common stock during the occurrence of a registration default, the holder will not be entitled to receive additional interest on such common stock, but will receive 103% of the number of shares of our common stock the holder receives upon conversion. We will have no other liability for monetary damages with respect to any of our registration obligations.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent after the notes have become due and payable, whether at maturity or any repurchase date, cash sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture.

Form, Denomination, Registration and Legends

The notes are issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000. Prior to resale under this prospectus, certificates evidencing the notes will bear a restrictive legend as described in the indenture.

Governing Law

The indenture, the notes and the registration rights agreement will be governed by, and construed in accordance with, the law of the State of New York.

Information Regarding the Trustee

The Bank of New York, as trustee under the indenture, has been appointed by us as paying agent, conversion agent and registrar with regard to the notes. American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Lock-Up Agreements

We have agreed not to offer or sell any shares of common stock or debt securities on or prior to April 11, 2004, without the prior written consent of the current holder of the notes. In addition, we have agreed that we will not purchase any shares of common stock prior to April 11, 2004, without the prior written consent of the current holder of the notes.

DESCRIPTION OF COMMON STOCK

Under our certificate of incorporation, as amended to date, we are authorized to issue up to 70,000,000 shares of common stock, $0.01 par value per share. As of April 21, 2004, 49,893,693 shares of common stock were issued and outstanding. The following description of our common stock and provisions of our 2002 Shareholder Rights Plan, certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of these documents, which are exhibits to the Registration Statement of which this prospectus is a part.

Dividends, Voting Rights and Liquidation

Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of any preferred stock, holders of common stock are entitled to any dividend declared by our board out of funds legally available for that purpose. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

Stockholder Rights Plan

In February of 2002, our board of directors made the decision to concurrently redeem all outstanding stockholder rights under our 1998 Stockholder Rights Plan, and declare a dividend of one new right pursuant to our 2002 Stockholder Rights Plan adopted by the board of directors. Our stockholder rights plan is designed to protect our company and its stockholders against unfair or coercive takeover tactics. It accomplishes this goal by making it more costly, and thus more difficult, to gain control of us without the consent of our board of directors.

The 2002 Stockholder Rights Plan authorized the distribution of one “right” as a dividend on each outstanding share of our common stock to each holder of record on March 15, 2002. Each right entitles the registered holder to purchase from us one one-thousandth (1/1,000) of a share of our Series G Junior Participating Preferred Stock, par value $0.01 per share, at a price of $150.00 per one one-thousandth of a Preferred Share, subject to adjustment. The 2002 Stockholder Rights Plan provides that if a third party acquires more than 15% of our common stock without the prior approval of our board of directors, all of our stockholders (other than the acquiring party) will be entitled to buy either shares of a special series of our preferred shares, or shares of our common stock with a market value equal to double the exercise price for each right they hold. Under these circumstances, the board of directors may instead allow each such right (other than those held by the acquiring party) to be exchanged for one share of our common stock. The exercise or exchange of these rights would have a substantial dilutive effect on the holdings of the acquiring party. Our board of directors retains the right at all times to discontinue the 2002 Stockholder Rights Plan through redemption of all rights, or amend the 2002 Stockholder Rights Plan in any other respect. The rights will expire on March 1, 2012, unless such date is extended or unless we earlier redeem the rights, in each case as described in the 2002 Stockholder Rights Plan.

Delaware Law and Certain Certificate of Incorporation and By-Law Provisions

The provisions of Delaware law and of our certificate of incorporation and by-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of Immunomedics.

Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Limitation of Liability; Indemnification. Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Stockholders Rights Plan. We have adopted a stockholder rights plan, as discussed above under the caption “Stockholder Rights Plan.”

DESCRIPTION OF U.S. TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the notes and of the common stock into which the notes may be converted. This discussion applies only to notes:

•	purchased by initial holders who purchase notes at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money; and

•	held as capital assets.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as:

•	financial institutions;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	persons holding notes as part of a hedge, straddle or conversion transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; and

•	persons subject to the alternative minimum tax.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations. This summary does not discuss the possible consequences of non-income taxes (such as estate tax) or of any state, local, foreign, or other income tax laws.

U.S. Federal Income Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that is subject to the primary supervision of a court within the United States and all substantial decisions of’ which are controlled by one or more United States persons, as defined in Section 7701(a)(30) of the Code, or any other trust that has properly elected under applicable Treasury Regulations to be treated as a United States person.

Payments of Interest

Stated interest paid on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the Holder’s method of accounting for federal income tax purposes.

lf, however, the “stated redemption price at maturity” of the notes (generally, the sum of all payments required under the note other than payments of stated interest) exceeds their issue price by more than a de minimis amount, a U.S. Holder will be required to include such excess in gross income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, prior to the receipt of cash payments attributable to this income.

We may be required to pay additional interest in the event of a registration default. See “Description of the Notes—Registration Rights.” Although the matter is not free from doubt, we intend to take the position that the payment of additional amounts is a “remote” or “incidental” contingency and that these additional amounts should be taxable as ordinary interest income at the time they are received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. It is possible, however, that the Internal Revenue Service (the “IRS”) may take a different position, in which case a U.S. Holder might recognize income at different times and in different amounts than would otherwise be the case.

Sale, Exchange, Redemption or Retirement of the Notes

Upon the sale, exchange, redemption or retirement of a note (other than a conversion into common stock), a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and the Holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid interest. Amounts attributable to accrued and unpaid interest are treated as interest. Gain or loss realized on the sale, exchange, redemption or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption or retirement the note has been held for more than one year. The deductibility of capital losses is subject to limitations.

Conversion Into Common Stock

A U.S. Holder’s conversion of a note into common stock will not be a taxable event, except that the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis attributable to the fractional share, as described in the next paragraph), and the fair market value of common stock received with respect to accrued and unpaid interest will be taxed as a payment of interest.

A U.S. Holder’s tax basis in common stock received upon a conversion of a note will be the same as the U.S. Holder’s basis in the note at the time of conversion, reduced by any basis allocated to a fractional share and increased, for a cash method U.S. Holder, by the amount of income recognized with respect to accrued interest. The U.S. Holder’s holding period for the common stock received will include the Holder’s holding period for the note converted, except that the holding period of any common stock received with respect to accrued and unpaid interest will commence on the day after the date of conversion.

Constructive Dividends

The conversion price of the notes is subject to adjustment under certain circumstances. Under Section 305 of the Code, adjustments to the conversion price that increase a U.S. Holder’s proportionate share of our assets or earnings may in certain circumstances result in a constructive dividend that would be taxable to such U.S. Holder to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Generally, an increase in the conversion ratio pursuant to a bona-fide reasonable formula that has the effect of preventing the dilution of the interest of U.S. Holders in the notes will not be considered to result in a constructive dividend. Certain adjustments provided in the notes, however, will not qualify as being pursuant to a reasonable formula (including, without limitation, adjustments to the conversion price of the notes in connection with dividends to our stockholders). If such adjustments are made, a U.S. holder will, to the extent of our current and accumulated earnings and profits, be deemed to have received a constructive dividend even though such U.S. Holder has not received any cash or property as a result of the adjustment. In addition, a failure to adjust the conversion price of the notes to reflect a stock dividend or similar event could in some circumstances give rise to a constructive dividend to U.S. Holders of common stock.

Dividends on Common Stock

Generally, a distribution by us with respect to our common stock will be treated as a taxable dividend to the extent of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common stock, and thereafter as gain from the sale or exchange of such common stock. Certain U.S. Holders (including individuals) may qualify for preferential rates of U.S. federal income taxation in respect of dividend income. U.S. Holders that are corporations may be eligible for a dividend-received deduction in respect of a dividend distribution by us.

Sale or Other Taxable Dispositions of Common Stock

Upon the sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange, and (ii) such U.S. Holder’s adjusted tax basis in the common stock. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period is more than one year at the time of sale or disposition. Certain U.S. Holders (including individuals) can qualify for preferential rates of U.S. federal income taxation in respect of long-term capital gains.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. Holder will be subject to U.S. backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and to comply with certain certification procedures or otherwise to establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien for U.S. federal income tax purposes;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include an individual who is present in the United States for 183 days or more during a calendar year but is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the notes or common stock,

Payments on the Notes

Subject to the discussion below concerning backup withholding, payments of principal and interest (including original issue discount, if any) on the notes by us or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation, as defined in the Code, related, directly or indirectly, to us through stock ownership; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Certification Requirement

Interest with respect to a note will not be exempt from withholding tax unless the beneficial owner of the note certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. person.

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), except that the holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders are urged to consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including, in the case of corporations, the possible imposition of a 30% (or lower applicable treaty rate) branch profits tax.

Payments of interest on the notes that do not meet the foregoing requirements generally will be subject to U.S. federal withholding tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met).

Sale, Exchange or Other Disposition of Notes or Shares of Common Stock

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on gain realized on a sale or other disposition of notes or common stock, unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States; or

•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and either (1) the common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs; or (2) the Non-U.S. Holder held more than five percent of our outstanding common stock at some point during the five-year period described above.

We do not believe that we are, and we do not anticipate becoming, a U.S. real property holding corporation.

Conversion into Common Stock

A Non-U.S. Holder’s conversion of a note into common stock will not be a taxable event. However, to the extent that a Non-U.S. Holder receives cash in lieu of a fractional share upon conversion, any gain upon the receipt of cash would be subject to the rules described above regarding the sale or exchange of common stock.

Dividends

Dividends (including deemed dividends on the notes described above under “Tax Consequences to U.S. Holders—Constructive Dividends”) paid to a Non-U.S. Holder of common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty.

The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. Holder. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the notes and dividends on the common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and common stock and the Non-U.S. Holder may be subject to U.S. backup withholding tax on payments on the notes or on dividends or the proceeds from a sale or other disposition of the notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well, The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Recently Enacted Tax Legislation

Under the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003, the “2003 Act”, the maximum rate of U.S. federal income tax on dividends received from a domestic corporation (or a “qualified” foreign corporation) received by an individual who is a U.S. citizen or resident alien generally is reduced to 15%. However, such reduction in the maximum rate of U.S. federal income tax on eligible dividends distributed by domestic corporations does not apply to nonresident alien individuals, unless such dividend income is effectively connected with the conduct of a trade or business within the United States. Rather, in the case of eligible dividends distributed by domestic corporations that are not so effectively connected, such nonresident aliens will remain subject to U.S. federal withholding taxes at a flat rate of 30% (unless such rate is otherwise reduced under an applicable treaty). The reduced maximum rate of U.S. federal income tax with respect to eligible dividends applies to such dividends received from January 1, 2003 through December 31, 2008.

In addition, in the case of individuals, the 2003 Act generally reduces the maximum rate of U.S. federal income tax applicable to long-term capital gains from 20% to 15%. In contrast to the reduction in the maximum rate of U.S. federal income tax on eligible dividends, the reduction in the maximum rate applicable to long-term capital gains is not retroactive to January 1, 2003, but instead applies to long-term capital gains recognized after May 6, 2003. Thus, many individuals will find that their capital gains tax for 2003 must be computed under certain transitional rules. The reduction in the maximum rate applicable to long-term capital gains is scheduled to “sunset” with respect to taxable years beginning after December 31, 2008. A nonresident alien individual will be entitled to claim the benefit of such rate reduction with respect to long-term capital gains that are subject to U.S. federal income taxation by reason of being effectively connected (or being deemed effectively connected) with the conduct of a U.S. trade or business (or, if required under an applicable treaty, attributable to a permanent establishment).

SELLING HOLDERS

The notes were originally issued by us in January of 2004 and sold by Bear, Stearns & Co., Inc., as the initial purchaser, in a transaction exempt from the registration requirements of the Securities Act, to a person reasonably believed by the initial purchaser to be a qualified institutional buyer or other institutional accredited investor. Any selling holder, including its transferees, pledgees or donees or their successors, may from time to time offer and sell any or all of the notes and common stock into which the notes are convertible.

The selling holder has represented to us that it purchased the notes and the common stock issuable upon conversion of the notes for its own account for investment only and not with a view toward selling or distributing them, except through sales registered under the Securities Act or exemptions from the registration requirements under the Securities Act. We agreed with the selling holder to file this Registration Statement to register the resale of the notes and the common stock issuable upon conversion of the notes. We agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the date on which the notes and the common stock issuable upon their conversion no longer qualify as “registrable securities” under our registration rights agreement.

The following table shows information, as of April 21, 2004, with respect to the selling holder and the principal amounts of notes and common stock it beneficially owns that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling holder.

The selling holder may offer all, some or none of the notes or common stock into which the notes are convertible. Thus, we cannot estimate the amount of the notes or the common stock that will be held by the selling holder upon termination of any sales. The column showing ownership after completion of the offering assumes that the selling holder will sell all of the securities offered by this prospectus. In addition, the selling holder identified below may have sold, transferred or otherwise disposed of all or a portion of its notes since the date on which it provided the information about its notes in transactions exempt from the registration requirements of the Securities Act. The selling holder has not had any material relationship with us or our affiliates within the past three years, except that Bear, Stearns & Co., Inc. acted as the initial purchaser in connection with the notes and has had an investment banking relationship with us within this period.

This table assumes that any future transferee from the selling holder does not beneficially own any common stock other than common stock into which the notes are convertible. The selling holder named in the table below does not beneficially own one percent or more of our common stock. Common stock owned prior to the offering and after completion of the offering includes shares of common stock issuable upon conversion of our 3.25% Convertible Subordinated Notes due January 12, 2006.

Name of Selling Holder	Principal Amount of Notes Beneficially Owned and Offered (in $1,000 denominations)	Common Stock Owned Prior to Offering	Common Stock Offered	Common Stock Owned After Completion of The Offering
SF Capital Partners Ltd.	$10,000,000	0	1,642,036	0

Information concerning the selling holder may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the per share conversion price, and therefore the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment. As a result, the aggregate principal amount of notes and the number of shares of common stock into which the notes are convertible may increase or decrease.

PLAN OF DISTRIBUTION

The selling holder and its successors, including its transferees, pledgees or donees or their successors, may sell the notes and our common stock into which the notes are convertible directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling holder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The notes and common stock issuable upon conversion of the notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the notes or our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise; or

•	through the settlement of short sales.

In connection with the sale of the notes and common stock issuable upon conversion of the notes, the selling holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the notes or common stock in the course of hedging the positions they assume. The selling holder may also sell the notes or common stock issuable upon conversion of the notes short and deliver these securities to close out its short positions, or loan or pledge the notes or common stock to broker-dealers that in turn may sell these securities.

The aggregate proceeds to each selling holder from the sale of the notes or common stock offered by it will be the purchase price of the notes or common stock less discounts and commissions, if any. Each selling holder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from the sales by any selling holder.

Our common stock is quoted on the Nasdaq National Market under the symbol “IMMU.” The notes are new securities and there is currently no established market for the notes. We cannot assure holders that any active or liquidated market will develop for the notes.

In order to comply with the securities laws of some states, if applicable, the notes and common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes and common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Each selling holder and any underwriters, broker-dealers or agents that participate in the sale of the notes and common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling holder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling holder has acknowledged, and any subsequent selling holder will acknowledge, that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. A selling holder may not sell any notes or common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

To the extent required, the specific notes or shares of our common stock to be sold, the name of each selling holder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this prospectus is a part.

We entered into a registration rights agreement for the benefit of any holder of the notes to register its notes and our common stock under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling holder and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and our common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by selling holders incident to the offering and sale of the notes and our common stock. We estimate that our total expenses of the offering of the notes and common stock will be approximately $100,000.

LEGAL MATTERS

Starr, Gern, Davison & Rubin, P.C., Roseland, New Jersey, will pass upon the validity of the issuance of the 3.25% Convertible Senior Notes due January 12, 2006, and the shares of common stock issuable upon conversion of the notes offered by this prospectus for us.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Immunomedics, Inc. and subsidiaries as of June 30, 2002, and for each of the years in the two-year period ended June 30, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP (KPMG), independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Immunomedics, Inc. has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past consolidated financial statements incorporated by reference in this registration statement.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 23, 2004

Prospectus

$60,000,000

By this prospectus, we may offer:

Common Stock

Preferred Stock

Depositary Shares

Warrants

We may offer any combination of the securities described in this prospectus from time to time in different series and in amounts, at prices and on terms to be determined at or prior to the time of the offering. We will provide you with specific terms of the applicable offered securities in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may issue under this prospectus will not exceed $60,000,000.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF THE SECURITIES OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Our common stock is quoted on the Nasdaq National Market under the symbol “IMMU.” No other securities referred to above are currently issued or outstanding, and no trading market currently exists with respect to any of them. If we decide to list or seek a quotation for any of these securities, the prospectus supplement relating to such securities will disclose the exchange or market on which such securities will be listed or quoted. On April 21, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $4.49 per share. Prospective purchasers of our securities are urged to obtain current information as to the market price of our common stock before making an investment decision.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 10.

Our principal offices are located at 300 American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

References in this prospectus to “our company,” “we,” “us,” or “our” are to Immunomedics, Inc. and our consolidated subsidiaries.

Immunomedics, LeukoScan, CEA-Scan, CEA-Cide, LymphoCide, AFP-Cide, ProstaCide and LeukoCide are trademarks or trade names of our company. PentaCEA is a trademark of our majority-owned subsidiary, IBC Pharmaceuticals, Inc. This prospectus also contains trademarks, trade names and service marks of other companies that are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing the “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $60,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we propose to sell securities, we will provide to you a written prospectus supplement that will contain specific information about the terms of that particular offering.

This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the actual Registration Statement itself, including its exhibits as well as the information that is incorporated by reference as further described below. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information under the heading “Where You Can Find More Information.”

1

This prospectus may not be used to consummate the sale of securities unless it is accompanied by a prospectus supplement covering those securities. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

WHERE YOU CAN FIND MORE INFORMATION

Our common stock is publicly held and as a result we are obligated to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public without cost at the SEC’s web site at www.sec.gov. In addition, our common stock has been approved for quotation on the Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, Washington D.C. 20006.

Our web address is http://www.immunomedics.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended, or Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

This prospectus is only part of the Registration Statement that we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all the information contained in the Registration Statement or the exhibits to the Registration Statement. You should refer to the Registration Statement and accompanying exhibits for more information about our company, our business and our business prospects, as well as about our securities.

The rules and regulations promulgated by the SEC allow us to incorporate by reference into this prospectus certain information that we have filed, or in some cases, will file after the date hereof, with the SEC. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. As permitted by these rules, in this prospectus we incorporate by reference the documents listed below:

(a)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2003, as filed with the SEC on September 26, 2003;

(b)	Our definitive Proxy Statement on Schedule 14A, as filed with the SEC on October 24, 2003;

(c)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2003 and December 31, 2003;

(d)	Our Current Reports on Form 8-K filed with the SEC on August 18, 2003, November 12, 2003, November 14, 2003, February 11, 2004, and April 8, 2004;

(e)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 7, 1984, including any amendment or report filed for the purpose of updating such description;

(f)	The description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on March 8, 2002, including any amendment or report filed for the purpose of updating such description; and

(g)	All of our filings pursuant to the Exchange Act after the date of the filing of the original Registration Statement and prior to the effectiveness of the Registration Statement.

2

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing diagnostic and therapeutic products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” included in this prospectus and under the heading “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003, which is incorporated by reference into the Registration Statement of which this prospectus forms a part.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

4

SUMMARY

This summary highlights information about Immunomedics, Inc. Because this is a summary, it may not contain all the information you should consider before investing in the securities offered hereby. You should read this entire prospectus carefully, including the risk factors listed under “Risk Factors” beginning on page 10 and under the heading “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003.

Immunomedics, Inc.

We are a biopharmaceutical company focused on the development, manufacture and marketing of monoclonal antibody-based products for the detection and treatment of cancer and other serious diseases. We have developed a number of advanced proprietary technologies that allow us to create humanized antibodies that can be used either alone in unlabeled form, or conjugated with radioactive isotopes, chemotherapeutics or toxins, in each case to create highly targeted agents. Using these technologies, we have built a broad pipeline of therapeutic product candidates that utilize several different mechanisms of action. A portfolio of intellectual property that includes 89 issued patents in the United States, and 294 other issued patents worldwide, protects our product candidates and technologies.

In addition to our therapeutic discoveries, our proprietary technologies have also enabled us to develop highly specific diagnostic imaging agents, one of which, CEA-Scan, has been approved in the United States, Canada and the European Union, where it is currently being marketed for the detection of colorectal cancers. Our second diagnostic product, LeukoScan, has been approved in Europe and Australia, where it is currently being marketed for the detection of bone infections. We have five additional diagnostic product candidates in pre-clinical or clinical development.

Therapeutic Product Candidates

We believe that each of our antibodies has therapeutic potential either when administered alone or when conjugated with therapeutic radioisotopes (radiolabeled), chemotherapeutics or other toxins to create unique and potentially more effective treatment options. The attachment of various compounds to the antibodies is intended to allow the delivery of these therapeutic agents to tumor sites with greater precision than conventional radiation therapy or chemotherapeutic approaches. This treatment method is designed to reduce the total exposure of the patient to the therapeutic agents, which ideally minimizes debilitating side effects. We are currently focusing our efforts on unlabeled, or “naked” antibodies, and antibodies conjugated with radioisotopes, such as Yttrium-90, sometimes referred to as Y-90, and Iodine-131, sometimes referred to as I-131. All of our therapeutic product candidates are “humanized” antibodies, which means that the portion of the antibody derived from mouse (murine) DNA sequences is generally less than 10%.

We currently have eight humanized antibody product candidates in clinical development. We also have a number of other product candidates that target other cancers and diseases in various stages of pre-clinical development, although it is too early to assess which of these, if any, will merit further evaluation in clinical trials.

The table below summarizes the status of our current therapeutic product candidates:

Product Candidate	Target	Status
IMMU-103 (unlabeled epratuzumab)	Non-Hodgkin’s Lymphoma	Phase II clinical trials completed; Phase III trials expected in 2004

IMMU-103 (unlabeled epratuzumab)	Autoimmune disease	Phase I clinical trials ongoing

5

Product Candidate	Target	Status
IMMU-102 (epratuzumab-Y-90)	Non-Hodgkin’s B-cell lymphomas	Phase I/II clinical trials ongoing

IMMU-100 (unlabeled labetuzumab)	Colorectal and breast cancer	Phase I clinical trials completed

IMMU-101 (labetuzumab-Y-90)	Colorectal and pancreatic cancer	Phase I/II clinical trials ongoing

IMMU-111 (labetuzumab-I-131)	Metastatic colorectal cancer	Phase II clinical trials completed

IMMU-105 (alpha-fetoprotein antibody-Y-90)	Liver cancer	Phase I/II clinical trials beginning

IMMU-106 (unlabeled CD20 antibody)	Non-Hodgkin’s lymphoma and autoimmune disease	Phase I/II clinical trials ongoing

IMMU-107 (PAM4 antibody- Y-90)	Pancreatic cancer	Phase I/II clinical trials beginning

IMMU-110 (CD74 antibody)	Multiple myeloma and renal cell carcinoma	Pre-clinical

IMMU-112 (RS7)	Prostate cancer	Pre-clinical

IMMU-113 (MN3)	Myeloid leukemia	Pre-clinical

IMMU-103 and IMMU-102

Our most advanced therapeutic product candidate, IMMU-103, is an unlabeled humanized antibody which targets an antigen, known as the CD22 marker, found on the surface of a certain class of lymphocytes, a type of white blood cell. This antibody also binds to the malignant forms of these cells that comprise non-Hodgkin’s B-cell lymphoma and acute and chronic lymphocytic leukemias. The clinical trials of IMMU-103, which involved more than 340 patients, demonstrated good safety, tolerability and anti-tumor activity.

In December 2000, we entered into a Development and License Agreement with Amgen, Inc., or Amgen, to license IMMU-103 in North America and Australia. Under this agreement, Amgen was responsible for the final clinical development, manufacture and commercialization of IMMU-103 for these markets. Amgen had conducted multiple clinical trials in North America and Australia with IMMU-103 for the treatment of non-Hodgkin’s lymphoma patients. In some of these trials, IMMU-103 was administered in combination with Rituxan®, the first therapeutic antibody approved for treating cancer in the United States, with reported sales in excess of $1.0 billion per year.

On November 11, 2003, we announced that we were engaged in discussions with Amgen regarding return of North American and Australian development rights for epratuzumab, our humanized CD22 monoclonal antibody therapeutic we licensed to Amgen in December 2000. Amgen returned to us all rights for epratuzumab on April 8, 2004. As part of the transaction, we issued to Amgen a five-year warrant to purchase 100,000 shares of our common stock at a price equal to $16.00 per share. Amgen may also be entitled to receive a cash payment from us under certain circumstances. See “—Recent Developments” below.

We have recently also begun the evaluation of IMMU-103 in patients with certain autoimmune diseases.

6

While the clinical results to date have been encouraging, we are not able to determine when, if ever, epratuzumab will be approved for sale in the United States or anywhere else. Even if it is approved, there can be no assurance that it will be commercially successful or that we will ever receive revenues equal to our financial investment in this product candidate.

We have been evaluating IMMU-102 in a Phase I/II clinical trial being conducted in the United States and Europe. This clinical trial is examining the safety and efficacy of IMMU-102 in patients with indolent or aggressive non-Hodgkin’s lymphoma who have had a relapse of disease following standard chemotherapy. We are encouraged by the results of these trials and we are in the process of expanding these studies.

IMMU-100, IMMU-101 and IMMU-111

We also have in development a solid tumor therapeutic product candidate that targets an antigen known as carcinoembryonic antigen, or CEA. The CEA antigen is abundant at the site of virtually all cancers of the colon and rectum and is associated with many other solid tumors, such as breast and lung cancers. Our humanized CEA antibody (hCEA) is in clinical testing both in unlabeled and radiolabeled forms. The unlabeled form is being tested in a Phase I dose-escalation trial in patients with colorectal or breast cancer. A Phase II trial has been completed in Europe for IMMU-111 (hCEA-I-131) in patients with proven or suspected metastatic colorectal cancer who failed chemotherapy. We believe that the initial results with IMMU-111 are encouraging, which convinced us to design a new trial that uses a more potent radioisotope, Yttrium-90. This Phase I/II trial with IMMU-101 (hCEA-Y-90) is currently ongoing in the United States in patients with advanced colorectal and pancreatic cancers, and is being expanded to investigational sites in Europe.

Other Therapeutic Product Candidates

We have recently begun the clinical evaluation of IMMU-105, a new humanized antibody labeled with Y-90, for the treatment of primary liver cancer. IMMU-105 binds to an antigen known as alpha-fetoprotein (AFP), which is commonly produced by primary liver tumors. We also are commencing clinical trials with IMMU-106 for the treatment of certain autoimmune diseases and non-Hodgkin’s lymphoma, and we have received approval from the Food and Drug Administration, or FDA, to begin clinical trials with IMMU-107 for pancreatic cancer therapy. In addition to these three product candidates, others in pre-clinical development include IMMU-110, which we believe may be an effective treatment for multiple myeloma and renal cell carcinoma, IMMU-112, which we believe may be an effective treatment for prostate cancer, and IMMU-113, which we believe may be an effective treatment for myeloid leukemia.

Diagnostic Imaging Products

Many of our proprietary technologies were originally conceived in the course of our developing improved cancer diagnostics. Today our diagnostic imaging products allow the localization of disease-specific antigens within a patient’s body using an antibody fragment bound to technetium-99m, which can then be visualized using conventional nuclear medicine equipment to reveal the presence, location and approximate size of the disease sites. While we continue to believe that the development of diagnostic imaging products that can complement our therapeutic pipeline will provide us with the means of diagnosing and staging disease, we are considering several options for the continued development of some of our imaging products, including partnering, in order to allow us to better focus on the development of our therapeutic product candidates.

7

The table below summarizes the status of our diagnostic imaging products and product candidates:

Product Candidate	Target	Status
CEA-Scan	Colorectal cancer	Approved for sale in the United States, Canada and Europe

LeukoScan	Osteomyelitis	Approved for sale in Europe and Australia

LymphoScan	Non-Hodgkin’s B-cell lymphomas	Phase III clinical trials

AFP-Scan	Liver cancer	Phase II clinical trials

ProstaScan	Prostate cancer	Pre-clinical

MelanomaScan	Malignant melanoma	Pre-clinical

MyelomaScan	Multiple myeloma	Pre-clinical

CEA-Scan

The mouse monoclonal anti-CEA antibody fragment in CEA-Scan is the diagnostic counterpart to IMMU-100, our humanized antibody described above. It is directed against CEA, which is an antigen associated with virtually all cancers of the colon and rectum as well as many other cancers. We have received approval from the applicable regulatory agencies in the United States, the European Union, Canada and certain other countries to market and sell CEA-Scan. We are conducting Phase IV clinical trials in the United States to evaluate this product for repeated administration in colorectal cancer patients.

LeukoScan

LeukoScan uses a mouse monoclonal antibody fragment that first targets and then binds to a type of white blood cell known as a granulocyte. These cells are associated with a potentially wide range of infectious and inflammatory diseases. We have received regulatory approval to market and sell LeukoScan for the detection and diagnosis of bone infection (osteomyelitis) in long bones and in diabetic foot ulcer patients in the European Union and Australia. In addition, we have filed an application with the FDA and the comparable regulatory agency in Canada for approval to market LeukoScan for osteomyelitis as well as for acute, atypical appendicitis. The FDA had advised us that our data are not sufficient to support approval for these indications. We are not pursuing approval for this indication in the United States at this time, as we continue to focus our resources on the development of our therapeutic product candidates.

Recent Developments

On April 8, 2004, pursuant to a termination agreement between Amgen and us, Amgen returned to us all rights for epratuzumab, our humanized CD22 monoclonal antibody therapeutic we licensed to Amgen in December 2000, including rights to second generation molecules and conjugates.

As part of the transaction, we issued to Amgen a five-year warrant to purchase 100,000 shares of our common stock at a price equal to $16.00 per share. If epratuzumab is approved for commercialization in the United States for non-Hodgkin’s lymphoma therapy, we will pay to Amgen a final cash payment in the amount of $600,000. There are no other financial obligations between the parties as a result of the termination agreement.

8

We filed a current report on Form 8-K announcing this information on April 8, 2004. A copy of the warrant we issued to Amgen will be filed as an exhibit to an amendment to the Registration Statement of which this prospectus forms a part or an exhibit to a filing with the SEC under the Exchange Act that will be incorporated by reference into this prospectus.

General Corporate Information

We were incorporated in Delaware in 1982. Our principal offices are located at 300 American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200. In addition to our majority-owned subsidiary, IBC Pharmaceuticals, Inc., we also have two foreign subsidiaries, Immunomedics B.V. in The Netherlands and Immunomedics GmbH in Darmstadt, Germany, to assist us in managing sales and marketing efforts and coordinating clinical trials in Europe. Our web address is www.immunomedics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

9

RISK FACTORS

Investing in our securities is very risky. Before making an investment decision, you should carefully consider the following risk factors, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement, including, without limitation, the factors listed under the heading “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should be able to bear a complete loss of your investment. See “Special Note Regarding Forward-Looking Statements.”

Risks Relating to Our Business and Operations

We have a long history of operating losses that are likely to be substantial over the next several years.

From our inception in 1982 until December 31, 2003, we had an accumulated deficit of approximately $135.9 million and have never earned a profit in any fiscal year. In the absence of increased revenues from the sale of current or future products and licensing activities (the amount, timing, nature or source of which cannot be predicted), our losses will continue as we continue to conduct our research and development activities. These activities are budgeted to expand over time and will require further resources if we are to be successful. As a result, our operating losses are likely to be substantial over the next several years.

Although the development rights to epratuzumab, our leading product candidate, have been returned to us, there can be no assurance that epratuzumab will be approved for sale in the United States or that, if approved, it will be commercially successful.

On November 11, 2003, we announced that we were engaged in discussions with Amgen regarding return of North American and Australian development rights for epratuzumab, our humanized monoclonal antibody therapeutic candidate that we licensed to Amgen in December 2000. Although Amgen returned to us all rights relating to epratuzumab on April 8, 2004, we are not able to determine when, if ever, epratuzumab will be approved for sale in the United States or anywhere else. Moreover, even if epratuzumab is approved, there can be no assurance that it will be commercially successful or that we will ever receive revenues equal to our financial investment in this product candidate.

Additional Risks Related to Our Business, Industry and an Investment in our Securities

Please carefully consider the risk factors described in our periodic reports filed with the SEC, including in the section entitled “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003, which is incorporated by reference in this prospectus.

10

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from our sale of the securities described in this prospectus for our ongoing business operations and other general corporate purposes, including, but not limited to, the following:

•	to fund our research and clinical development programs, including clinical trials in the United States and elsewhere;

•	for potential licenses or other acquisitions of complementary technologies or products;

•	the repayment of existing indebtedness or other corporate borrowings;

•	the redemption of our securities that may be outstanding at that time, if permitted by the terms thereof; and

•	for working capital.

Pending application of the net proceeds as described above, we intend to invest initially the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness. The timing and amount of our actual expenditures are subject to change and will be based on many factors, including:

•	competitive, technological, market and other developments;

•	the rate of progress of our research and development programs;

•	patient accrual rates of our clinical trials;

•	the results of our clinical trials;

•	the time and costs of obtaining regulatory approvals;

•	cash flow from operations; and

•	costs incurred in obtaining and enforcing our patents and other proprietary rights.

We have discussions from time to time regarding potential acquisitions and licensing opportunities that we believe may be complementary to our business. Although we may use a portion of the net proceeds of this offering for this purpose, we currently have no material agreements or commitments in this regard. We reserve the right, at the sole discretion of our board of directors, to reallocate our use of the net proceeds of this offering in response to these and other factors. We believe our existing cash resources, together with the net proceeds of this offering, will be sufficient to fund our operations for at least the next 12 months.

11

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered thereby. If appropriate, we will indicate in the applicable prospectus supplement that the terms of the securities actually offered are different from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities being offered, and the securities market or exchange, if any, upon which the offered securities will be listed or quoted.

We may sell from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock (including, without limitation, preferred stock that is convertible into common stock);

•	depositary shares, which represent fractions of shares of preferred stock; and

•	warrants exercisable for common stock and/or preferred stock.

The total dollar amount of all securities that we may issue under this prospectus will not exceed $60,000,000 at the time of issuance.

12

DESCRIPTION OF COMMON STOCK

Under our certificate of incorporation, as amended to date, we are authorized to issue up to 70,000,000 shares of common stock, $0.01 par value per share. As of April 21, 2004, 49,893,693 shares of common stock were issued and outstanding. The following description of our common stock and provisions of our 2002 Shareholder Rights Plan, certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of these documents, which are exhibits to the Registration Statement of which this prospectus is a part.

Dividends, Voting Rights and Liquidation

Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of any preferred stock, holders of common stock are entitled to any dividend declared by our board out of funds legally available for that purpose. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

Stockholder Rights Plan

In February of 2002, our board of directors made the decision to concurrently redeem all outstanding stockholder rights under our 1998 Stockholder Rights Plan, and declare a dividend of one new right pursuant to our 2002 Stockholder Rights Plan adopted by the board of directors. Our stockholder rights plan is designed to protect our company and its stockholders against unfair or coercive takeover tactics. It accomplishes this goal by making it more costly, and thus more difficult, to gain control of us without the consent of our board of directors.

The 2002 Stockholder Rights Plan authorized the distribution of one “right” as a dividend on each outstanding share of our common stock to each holder of record on March 15, 2002. Each right entitles the registered holder to purchase from us one one-thousandth (1/1,000) of a share of our Series G Junior Participating Preferred Stock, par value $0.01 per share, at a price of $150.00 per one one-thousandth of a Preferred Share, subject to adjustment. The 2002 Stockholder Rights Plan provides that if a third party acquires more than 15% of our common stock without the prior approval of our board of directors, all of our stockholders (other than the acquiring party) will be entitled to buy either shares of a special series of our preferred shares, or shares of our common stock with a market value equal to double the exercise price for each right they hold. Under these circumstances, the board of directors may instead allow each such right (other than those held by the acquiring party) to be exchanged for one share of our common stock. The exercise or exchange of these rights would have a substantial dilutive effect on the holdings of the acquiring party. Our board of directors retains the right at all times to discontinue the 2002 Stockholder Rights Plan through redemption of all rights, or amend the 2002 Stockholder Rights Plan in any other respect. The rights will expire on March 1, 2012, unless such date is extended or unless we earlier redeem the rights, in each case as described in the 2002 Stockholder Rights Plan.

Delaware Law and Certain Certificate of Incorporation and By-Law Provisions

The provisions of Delaware law and of our certificate of incorporation and by-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the

13

acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of Immunomedics.

Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Limitation of Liability; Indemnification. Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Stockholders Rights Plan. We have adopted a stockholder rights plan, as discussed above under the caption “Stockholder Rights Plan.”

14

DESCRIPTION OF PREFERRED STOCK

Under our certificate of incorporation, as amended to date, we are authorized to issue, without further stockholder approval, up to 10,000,000 shares of preferred stock, $0.01 par value per share, having rights senior to those of our common stock. As of April 21, 2004, we did not have any shares of preferred stock outstanding.

Our board of directors is authorized to issue shares of our preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemption; and

•	liquidation preferences.

Our board of directors may fix the number of shares constituting any series and the designations of these series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

Our issuance of preferred stock may have the effect of delaying or preventing an unsolicited change in control of our company. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

DESCRIPTION OF DEPOSITARY SHARES

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we choose to do so, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction, to be set forth in the prospectus supplement, of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include, for example, dividend, voting, redemption and liquidation rights.

15

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend-disbursing agent for the depositary shares.

Depositary receipts issued pursuant to the depositary agreement will evidence the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of amendment or certificate of designations for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 35 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of a series of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying such series of preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

16

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement to be for their accounts. The depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

17

Federal Income Tax Consequences

Owners of the depositary shares will be treated for United States federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for United States federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for United States federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will be, upon such exchange, the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the Registration Statement that includes this prospectus.

General

We may issue warrants for the purchase of our common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50.0 million. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

18

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York City, New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised, together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that any applicable trustee or we maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

19

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend security, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the security or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

20

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

21

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Any applicable trustee and we have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

22

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through dealers or agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of such methods.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or other terms, how potential investors may participate in the auction and the nature of the underwriter’s obligations in the related supplement to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

23

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Passive Market Making

Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

24

LEGAL MATTERS

The validity of the common stock, the preferred stock, the depositary shares and the warrants will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Immunomedics, Inc. and subsidiaries as of June 30, 2002, and for each of the years in the two-year period ended June 30, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP (KPMG), independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Immunomedics, Inc. has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past consolidated financial statements incorporated by reference in this registration statement.

25

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$8,869
Printing and Engraving Fees	5,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	12,000
Blue Sky Fees and Expenses	5,000
Transfer Agent and Registrar Fees	1,000
Trustee’s Fees and Expenses	1,000
Miscellaneous	2,131

Total	$85,000

Item 15.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of Immunomedics, Inc. or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If we do not pay a proper claim for indemnification in full within 60 days after we receive a written claim for such indemnification, the certificate of incorporation and our bylaws authorize the claimant to bring an action against us and prescribe what constitutes a defense to such action.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article X of our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Any underwriting agreements that we may enter into will likely provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.    Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.    Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of Morris Plains, New Jersey on April 23, 2004.

IMMUNOMEDICS, INC.

By:	/s/ CYNTHIA L. SULLIVAN
Cynthia L. Sullivan
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Cynthia L. Sullivan and Gerard G. Gorman as his or her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID M. GOLDENBERG David M. Goldenberg, Sc.D., M.D.	Chairman of the Board	April 23, 2004

/s/ CYNTHIA L. SULLIVAN Cynthia L. Sullivan	President, Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2004

/s/ GERARD G. GORMAN Gerard G. Gorman	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 23, 2004

/s/ MORTON COLEMAN Morton Coleman, M.D.	Director	April 23, 2004

/s/ MARVIN E. JAFFE Marvin E. Jaffe, M.D.	Director	April 23, 2004

/s/ MARY E. PAETZOLD Mary E. Paetzold	Director	April 23, 2004

/s/ RICHARD R. PIVIROTTO Richard Pivirotto	Director	April 23, 2004

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION OF EXHIBITS
1.1		Form of Underwriting Agreement.

3.1	(a)*	Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on July 6, 1982 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1990).

3.1	(b)*	Certificate of Amendment of the Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on April 4, 1983 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1990).

3.1	(c)*	Certificate of Amendment of the Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on December 14, 1984 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1990).

3.1	(d)*	Certificate of Amendment of the Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 19, 1986 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1990).

3.1	(e)*	Certificate of Amendment of the Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on November 17, 1986 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1990).

3.1	(f)*	Certificate of Amendment of the Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on November 21, 1990 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1990).

3.1	(g)*	Certificate of Amendment of the Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on December 7, 1992 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1993).

3.1	(h)*	Certificate of Amendment of the Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on November 7, 1996 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996).

3.1	(i)*	Amended and Restated Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of Immunomedics, Inc. (incorporated by reference from the Registrant’s Current Report on Form 8-K dated December 15, 1998).

3.1	(j)*	Certificate of Designation of Series G Junior Participating Preferred Stock of the Registrant, as filed with the Secretary of State of the State of Delaware on March 15, 2002 (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002).

3.2	*	Amended and Restated By-Laws of the Registrant (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002).

4.1		Reference is hereby made to Exhibits 3.1(a) through 3.2 above.

4.2	*	Specimen Certificate for Common Stock (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002).

4.3	*	Common Stock Purchase Warrant issued to Cripple Creek Securities, LLC (incorporated by reference from Registrant’s Registration Statement on Form S-3 as filed on January 29, 1998).

E-1

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
4.4*	Form of additional Common Stock Purchase Warrant issuable to Cripple Creek Securities, LLC (incorporated by reference from Registrant’s Registration Statement on Form S-3 as filed on January 29, 1998).

4.5*	Rights Agreement, dated as of March 4, 2002, between the Registrant and American Stock Transfer and Trust Company, as rights agent, and form of Rights Certificate (incorporated by reference from the Registrant’s Current Report on Form 8-K dated March 8, 2002).

4.6*	Warrant For the Purchase of Shares of Common Stock of the Registrant, dated as of May 23, 2002 (incorporated by reference from Registrant’s Registration Statement on Form S-3 as filed on June 12, 2002).

4.7	Indenture dated as of January 20, 2004, between the Registrant and The Bank of New York, as trustee, for 3.25% Convertible Senior Notes due January 12, 2006.

4.8	Form of 3.25% Convertible Senior Note due January 12, 2006 (included in Exhibit 4.7).

4.9	Registration Rights Agreement dated as of January 20, 2004, by and between the Registrant and Bear, Stearns & Co. Inc. for 3.25% Convertible Senior Notes due January 12, 2006.

4.10	Purchase Agreement dated as of January 12, 2004, by and between the Registrant and Bear, Stearns & Co. Inc. for 3.25% Convertible Senior Notes due January 12, 2006.

4.11	Form of Deposit Agreement (including form of Depositary Receipt).

4.12	Form of Warrant Agreement (including form of Warrant Certificate).

4.13**	Common Stock Purchase Warrant issued to Amgen Inc.

5.1	Opinion of Cadwalader, Wickersham & Taft LLP.

5.2	Opinion of Starr, Gern, Davison & Rubin, P.C.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of KPMG LLP, Independent Accountants.

23.3	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1).

23.4	Consent of Starr, Gern, Davison & Rubin, P.C. (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature page to this Registration Statement).

25.1	Form T-1 Statement of Eligibility of The Bank of New York, as trustee, for 3.25% Convertible Senior Notes due January 12, 2006.

*	Previously filed.
**	To be filed by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

E-2